UNITED STATES

SEURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2023 (June 28, 2023)

THE GREENROSE HOLDING COMPANY INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39217	84-2845696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Broadway
Amityville, NY	11701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 346-5270

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Units, each consisting of one share of common stock and one redeemable warrant	OTC
Common stock, par value $0.0001 per share	OTCQX
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	OTCQB

Item 4.01 Changes in Registrant’s Certifying Accountant..

On June 29, 2023, Macias Gini & O’Connell LLP (“MGO”) resigned as the independent registered accounting firm of The Greenrose Holding Company Inc. (the “Company”). MGO did not seek the Company’s consent to its decision to resign as the Company’s independent registered public accounting firm. As a result, the Company’s board of directors or audit committee did not recommend or approve such decision.

The report of MGO on the Company’s consolidated financial statements as of and for the Company’s fiscal year ended December 31, 2021 contained an explanatory paragraph relating to the Company’s ability to continue as a going concern. Other than this report modification, the report of MGO on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, and were not modified as to other uncertainty, audit scope, or accounting principles.

During the Company’s fiscal year ended December 31, 2021, and the Company’s fiscal year ended December 31, 2022 (for which MGO was not engaged to audit or engaged to issue any Report of Independent Registered Public Accounting Firm for the year end December 31, 2022) and the subsequent interim period through June 29, 2023, (i) there were no disagreements with MGO on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, any of which, if not resolved to the satisfaction of MGO, would have caused MGO to make reference thereto in connection with its reports; and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided MGO with a copy of the disclosure contained herein, prior to its filing with the Securities and Exchange Commission (the “Commission”), and requested that MGO furnish the Company a letter addressed to the Commission stating whether or not it agreed with the statements herein and, if not, stating the respects in which it does not agree. MGO’s letter to the Commission is attached hereto as Exhibit 16.1.

Item 8.01 Other Events.

On June 28, 2023, Matthew Ryan, John Drury, and True Harvest, LLC (collectively, the “Plaintiffs”) filed a complaint (“Complaint”) in the Delaware Court of Chancery (the “Court”) seeking to enjoin or unwind the consummation of that certain Strict Foreclosure Agreement as previously reported in the Current Report on Form 8-K that the Company has filed on March 27, 2023 (the “Foreclosure Agreement”). The Plaintiffs allege, among other things, violation of Section 271(a) of the Delaware General Corporation Law; violation of the Company’s certificate of incorporation; and breaches of fiduciary duty by certain members of the Company’s board of directors. The Company believes the Complaint is meritless and intends to defend itself vigorously.

Forward-Looking Statements.

Statements made in this Current Report on Form 8-K (including the Exhibits hereto) that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to the Foreclosure Agreement, the Complaint and any other statements relating to future results, strategy and plans of the Company (including certain projections and business trends, and statements which may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “projects”, “will” or “will be taken”, “occur” or “be achieved”). Such statements are provided for illustrative purposes only and are not to be relied upon as predictions or any assurance or guarantee by any party of actual performance of the Company. Forward-looking statements are based on the opinions and estimates of management of the Company as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to the Company’s ability to complete the transactions contemplated by the Foreclosure Agreement, including the receipt of requisite regulatory approval and the satisfaction of the conditions to closing.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Description
16.1	Letter from Macias Gini & O’Connell LLP dated July 3, 2023
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 10.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENROSE HOLDING COMPANY INC.

Date: July 3, 2023	By:	/s/ Tim Bossidy
	Name:	Tim Bossidy
	Title:	Interim Chief Executive Officer

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